Exhibit 23.1

April 14, 2004

CONSENT OF INDEPENDENT AUDITORS

As an Independent Certified Public Accountant, I consent to the incorporation by reference, in this Registration Statement on Form 10-KSB, of my report, dated March 28, 2003 of ITEC ENVIRONMENTAL GROUP, INC., for the fiscal year ending December 31, 2002 and the related consolidated statements of income and changes in stockholders' equity, and cash flows for the period ending December 31, 2002.

Sincerely,

/s/ Henry Schiffer

Henry Schiffer

CPA

An Accountancy Corporation